EXHIBIT 99.1

Tech Data Corporation Reports Third Quarter Fiscal Year 2016 Results

Reports Record Q3 Non-GAAP Earnings Per Share

CLEARWATER, Fla., Nov. 24, 2015 (GLOBE NEWSWIRE) -- Tech Data Corporation (NASDAQ:TECD) (the "Company") today announced its financial results for the third quarter ended October 31, 2015.

	Third quarter ended October 31,		Nine months ended October 31,
($ in millions, except per share amounts)	2015	2014	2015	2014
Net Sales	$6,428.5	$6,761.2	$18,896.2	$20,331.1

Operating income (GAAP)	$68.1	$66.7	$256.2	$166.0
Operating margin (GAAP)	1.06%	0.99%	1.36%	0.82%

Operating income (Non-GAAP)	$70.9	$70.8	$202.3	$196.3
Operating margin (Non-GAAP)	1.10%	1.05%	1.07%	0.97%

Net income (GAAP)	$41.9	$41.7	$169.6	$94.5
Net income (Non-GAAP)	$45.2	$45.3	$127.3	$115.8

EPS - diluted (GAAP)	$1.18	$1.09	$4.66	$2.46
EPS - diluted (Non-GAAP)	$1.28	$1.18	$3.50	$3.02

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.

This information is also available on the Investor Relations section of Tech Data's website at www.techdata.com/investor.

Financial Highlights for the Third Quarter Ended October 31, 2015:

  Net Sales were $6.4 billion, a decrease of 5 percent from $6.8 billion in the prior-year quarter. On a constant currency basis, and excluding from the prior period net sales generated in Chile, Peru and Uruguay due to the Company's previously announced exit from those countries, consolidated net sales increased approximately 5 percent.
    The Americas: Net sales were $2.6 billion (40 percent of worldwide net sales), a decrease of 3 percent from the prior-year quarter. On a constant currency basis, and excluding from the prior period net sales generated in Chile, Peru and Uruguay due to the Company's previously announced exit from those countries, net sales grew approximately 2 percent.
    Europe: Net sales were $3.9 billion (60 percent of worldwide net sales), a decrease of 6 percent from the prior-year quarter. On a constant currency basis, net sales grew approximately 6 percent.
  Gross profit was $314.8 million, or 4.90 percent of net sales, compared to $335.0 million, or 4.95 percent of net sales in the prior-year quarter. On a constant currency basis, gross profit improved approximately $9 million, or 3 percent year-over-year.
  Non-GAAP SG&A was $243.9 million, or 3.79 percent of net sales, compared to $264.2 million, or 3.91 percent of net sales in the prior-year quarter. On a constant currency basis, non-GAAP SG&A increased approximately $3 million, or 1 percent year-over-year.
  Non-GAAP operating income was $70.9 million, or 1.10 percent of net sales, compared to $70.8 million, or 1.05 percent of net sales in the prior-year quarter. On a constant currency basis, non-GAAP operating income increased approximately $6 million, or 9 percent year-over-year.
    The Americas: Non-GAAP operating income was $36.6 million, or 1.42 percent of net sales, compared to $38.2 million, or 1.44 percent of net sales in the prior-year quarter.
    Europe: Non-GAAP operating income was $37.9 million, or 0.98 percent of net sales, compared to $36.5 million, or 0.89 percent of net sales in the prior-year quarter. On a constant currency basis, non-GAAP operating income grew approximately $7 million, or 19 percent year-over-year.
    Stock-based compensation expense was $3.6 million, compared to $3.9 million in the prior-year quarter. These expenses are presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).
  Non-GAAP net income was $45.2 million, or $1.28 per diluted share, compared to $45.3 million or $1.18 per diluted share in the prior-year quarter. On a constant currency basis, non-GAAP net income improved approximately $4 million (approximately 9 percent), or $0.22 per diluted share (approximately 19 percent).
  Net cash used by operations during the third quarter was $82 million. For the nine months of fiscal year 2016, net cash provided by operations was $221 million.
  Return on invested capital on a non-GAAP basis for the trailing twelve months was 12 percent.

"Continuing our positive first half momentum, I am pleased to report that Tech Data delivered another solid quarter in Q3 of fiscal 2016, said Robert M. Dutkowsky, chief executive officer. "On a constant currency basis, we posted good top line growth, improved non-GAAP operating income by nearly twice the rate of sales growth, and grew non-GAAP earnings per share by 19 percent to a record Q3 level. Additionally, for the first nine months of the fiscal year, we grew non-GAAP earnings per share by 31 percent on a constant currency basis, generated $221 million of cash from operations, and completed $147 million of share repurchases. Tech Data's performance through the first nine months of the fiscal year is a testament to our company's strengths, namely, our diversified customer and product portfolios, strong vendor relationships, state-of-the-art global IT platform, and our teams' ability to effectively respond to the demands of the ever-changing IT market. Collectively, these strengths enable Tech Data to create value for our customers, vendor partners and shareholders."

Business Outlook

For the fourth quarter ending January 31, 2016, the Company anticipates net sales to be in the range of $7.05 billion to $7.25 billion. This assumes year-over-year constant currency sales growth of mid-single digits in both regions. This outlook excludes approximately $78 million of sales from the previous year's fourth quarter, due to the Company's exit from Chile, Peru and Uruguay. The Company also expects the gross margin percentage to be in line with recent levels, a non-GAAP effective tax rate of 25 to 27 percent and the average U.S. dollar to euro currency exchange rate to be $1.07 to €1.00.

Webcast Details

Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the third quarter ended October 31, 2015. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company's operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as "constant currency") and the impact of the exit of certain country operations. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, value-added tax assessment matters, a loss on disposal of subsidiaries, and restatement and remediation-related expenses. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company's Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's business outlook. These statements are subject to risks and uncertainties, including the risks identified in the Company's most recent Annual Report on Form 10-K filed March 26, 2015. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this press release. The Company does not undertake to update or revise these statements to reflect subsequent developments.

About Tech Data

Tech Data Corporation is one of the world's largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value added services enable 115,000 resellers to efficiently and cost effectively support the diverse technology needs of end users in more than 100 countries. Tech Data generated $27.7 billion in net sales for the fiscal year ended January 31, 2015. It is ranked No. 107 on the Fortune 500® and one of Fortune's "World's Most Admired Companies." To learn more, visit www.techdata.com, or follow us on Facebook and Twitter.

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	October 31,		October 31,
	2015	2014	2015	2014

Net sales	$6,428,540	$6,761,181	$18,896,162	$20,331,141
Cost of products sold	6,113,696	6,426,196	17,964,150	19,309,456
Gross profit	314,844	334,985	932,012	1,021,685
Operating expenses:
Selling, general and administrative expenses	249,611	271,235	746,908	847,344
LCD settlements, net	(3,049)	(5,059)	(63,087)	(5,059)
Value-added tax assessment	--	--	(9,563)	(6,229)
Restatement and remediation related expenses	47	2,064	829	19,678
Loss on disposal of subsidiaries	182	--	699	--
	246,791	268,240	675,786	855,734
Operating income	68,053	66,745	256,226	165,951
Interest expense	5,619	6,491	8,021	20,639
Other expense (income), net	898	(225)	1,110	842
Income before income taxes	61,536	60,479	247,095	144,470
Provision for income taxes	19,636	18,779	77,506	49,975
Net income	$ 41,900	$ 41,700	$ 169,589	$ 94,495

Net income per share:
Basic	$ 1.19	$ 1.09	$ 4.69	$ 2.47
Diluted	$ 1.18	$ 1.09	$ 4.66	$ 2.46
Weighted average common shares outstanding:
Basic	35,214	38,253	36,174	38,212
Diluted	35,397	38,433	36,354	38,376

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)

	October 31,	January 31,
	2015	2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$ 585,960	$ 542,995
Accounts receivable, less allowances of $47,968 and $50,143	2,926,554	2,811,963
Inventories	2,111,649	1,959,627
Prepaid expenses and other assets	178,271	161,832
Assets held for sale	--	101,706
Total current assets	5,802,434	5,578,123
Property and equipment, net	63,964	63,104
Other assets, net	498,669	495,498
Total assets	$ 6,365,067	$ 6,136,725

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 3,480,101	$ 3,119,618
Accrued expenses and other liabilities	470,271	538,758
Revolving credit loans and current maturities of long-term debt, net	16,744	13,303
Liabilities held for sale	--	71,447
Total current liabilities	3,967,116	3,743,126
Long-term debt, less current maturities	348,399	351,576
Other long-term liabilities	81,794	81,880
Total liabilities	$ 4,397,309	$ 4,176,582
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at October 31, 2015 and January 31, 2015	$ 89	$ 89
Additional paid-in capital	678,970	679,973
Treasury Stock, at cost (24,173,534 and 21,866,069 shares at October 31, 2015 and January 31, 2015)	(1,077,886)	(939,143)
Retained earnings	2,338,051	2,168,462
Accumulated other comprehensive income	28,534	50,762
Total shareholders' equity	1,967,758	1,960,143
Total liabilities and shareholders' equity	$ 6,365,067	$ 6,136,725

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Q3 FY16 - Three months ended October 31, 2015
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,572,751	$ 3,855,789		$ 6,428,540
GAAP operating income(1)	$ 38,857	$ 32,817	$ (3,621)	$ 68,053
Restatement and remediation related expenses	34	13		47
Loss on disposal of subsidiaries	182	--		182
Acquisition-related amortization of intangibles	583	5,088		5,671
LCD settlements, net	(3,049)	--		(3,049)
Total non-GAAP operating income adjustments	$ (2,250)	$ 5,101		$ 2,851
Non-GAAP operating income	$ 36,607	$ 37,918	$ (3,621)	$ 70,904
GAAP operating margin	1.51%	0.85%		1.06%
Non-GAAP operating margin	1.42%	0.98%		1.10%

	Q3 FY15 - Three months ended October 31, 2014
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,644,085	$ 4,117,096		$ 6,761,181
GAAP operating income(1)	$ 42,194	$ 28,407	$ (3,856)	$ 66,745
Restatement and remediation-related expenses	877	1,187		2,064
Acquisition-related amortization of intangibles	170	6,883		7,053
LCD settlements, net	(5,059)	--		(5,059)
Total non-GAAP operating income adjustments	$ (4,012)	$ 8,070		$ 4,058
Non-GAAP operating income	$ 38,182	$ 36,477	$ (3,856)	$ 70,803
GAAP operating margin	1.60%	0.69%		0.99%
Non-GAAP operating margin	1.44%	0.89%		1.05%
(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

	Q3 FY16 - Nine months ended October 31, 2015
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 7,657,440	$ 11,238,722		$ 18,896,162
GAAP operating income(1)	$ 161,968	$ 105,657	$ (11,399)	$ 256,226
Restatement and remediation related expenses	218	611		829
Value added tax assessment	--	(9,563)		(9,563)
Loss on disposal of subsidiaries	699	--		699
Acquisition-related amortization of intangibles	1,198	15,960		17,158
LCD settlements, net	(63,087)	--		(63,087)
Total non-GAAP operating income adjustments	$ (60,972)	$ 7,008		$ (53,964)
Non-GAAP operating income	$ 100,996	$ 112,665	$ (11,399)	$ 202,262
GAAP operating margin	2.12%	0.94%		1.36%
Non-GAAP operating margin	1.32%	1.00%		1.07%

	Q3 FY15 - Nine months ended October 31, 2014
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 7,842,547	$ 12,488,594		$ 20,331,141
GAAP operating income(1)	$ 107,331	$ 68,318	$ (9,698)	$ 165,951
Restatement and remediation-related expenses	3,937	15,741		19,678
Value added tax assessment	--	(6,229)		(6,229)
Acquisition-related amortization of intangibles	510	21,401		21,911
LCD settlements, net	(5,059)	--		(5,059)
Total non-GAAP operating income adjustments	$ (612)	$ 30,913		$ 30,301
Non-GAAP operating income	$ 106,719	$ 99,231	$ (9,698)	$ 196,252
GAAP operating margin	1.37%	0.55%		0.82%
Non-GAAP operating margin	1.36%	0.79%		0.97%
(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

Selling, general and administrative expenses ("SG&A")	Three months ended October 31,
	2015	2014
Net Sales	$ 6,428,540	$ 6,761,181
GAAP SG&A	249,611	271,235
Acquisition-related amortization of intangibles	(5,671)	(7,053)
Non-GAAP SG&A	$ 243,940	$ 264,182

GAAP SG&A percentage of net sales	3.88%	4.01%
Non- GAAP SG&A percentage of net sales	3.79%	3.91%

	Three months ended October 31,
	2015			2014
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 68,053	$ 41,900	$ 1.18	$ 66,745	$ 41,700	$ 1.09
Restatement and remediation-related expenses	47	31	0.00	2,064	1,585	0.04
Loss on disposal of subsidiaries	182	114	0.01	--	--	--
LCD settlements, net	(3,049)	(1,001)	(0.03)	(5,059)	(3,162)	(0.08)
Acquisition-related amortization of intangibles	5,671	4,150	0.12	7,053	5,181	0.13
Non-GAAP results	$ 70,904	$ 45,194	$ 1.28	$ 70,803	$ 45,304	$ 1.18

	Nine months ended October 31,
	2015			2014
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 256,226	$ 169,589	$ 4.66	$ 165,951	$ 94,495	$ 2.46
Restatement and remediation-related expenses	829	610	0.02	19,678	14,672	0.38
Value added tax assessment	(9,563)	(15,011)	(0.41)	(6,229)	(6,229)	(0.16)
Loss on disposal of subsidiaries	699	573	0.02	--	--	--
LCD settlements, net	(63,087)	(41,125)	(1.13)	(5,059)	(3,162)	(0.08)
Acquisition-related amortization of intangibles	17,158	12,632	0.34	21,911	16,064	0.42
Non-GAAP results	$ 202,262	$ 127,268	$ 3.50	$ 196,252	$ 115,840	$ 3.02

Return on Invested Capital (ROIC)
(In thousands)

Twelve months ended
October 31, 2015
TTM Non-GAAP Net Operating Profit After Tax (NOPAT)*:
Non-GAAP Operating Income	$ 313,996
Non-GAAP effective tax rate	30.0%
Non-GAAP NOPAT (Non-GAAP operating income x (1 - non-GAAP effective tax rate))	$ 219,750

Average Invested Capital:
Short-term debt (5-qtr average)	$ 22,219
Long-term debt (5-qtr average)	351,050
Non-GAAP Shareholders' Equity (5-qtr average)	1,975,455
Total average capital	2,348,724
Less: Cash (5-qtr average)	(584,629)
Average invested capital less average cash	$ 1,764,095
ROIC	12%

* Trailing Twelve Months is abbreviated as TTM.
CONTACT: Charles V. Dannewitz,
         Executive Vice President and Chief Financial Officer
         727-532-8028 (chuck.dannewitz@techdata.com); or

         Arleen Quinones,
         Vice President, Investor Relations and
         Corporate Communications
         727-532-8866 (arleen.quinones@techdata.com)